SHAREHOLDERS' MEETING

SPECIAL SHAREHOLDERS' MEETING

On December 17, 1998, a special shareholders' meeting was held. Kemper Value+Growth Fund shareholders were asked to vote on two separate issues: approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc., and to modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. The following are the results.

1) Approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc. This item was approved.

         For     Against   Abstain
      4,902,763   76,476   192,728

2) To modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. These items were approved.

Investment objectives

                                      Broker
         For     Against   Abstain   Non-Votes
      3,619,835  218,367   332,137   1,001,628

Investment policies

                                      Broker
         For     Against   Abstain   Non-Votes
      3,620,840  217,362   332,137   1,001,628

Diversification

                                      Broker
         For     Against   Abstain   Non-Votes
      3,625,360  212,842   332,137   1,001,628

Borrowing

                                      Broker
         For     Against   Abstain   Non-Votes
      3,622,564  215,638   332,137   1,001,628

Senior securities

                                      Broker
         For     Against   Abstain   Non-Votes
      3,625,356  212,846   332,137   1,001,628

Concentration

                                      Broker
         For     Against   Abstain   Non-Votes
      3,625,379  212,823   332,137   1,001,628

Underwriting of securities

                                      Broker
         For     Against   Abstain   Non-Votes
      3,625,379  212,823   332,137   1,001,628

Investment in real estate

                                      Broker
         For     Against   Abstain   Non-Votes
      3,625,379  212,823   332,137   1,001,628

Purchase of commodities

                                      Broker
         For     Against   Abstain   Non-Votes
      3,624,160  214,042   332,137   1,001,628

Lending

                                      Broker
         For     Against   Abstain   Non-Votes
      3,618,929  219,273   332,137   1,001,628

Margin purchases and short sales

                                      Broker
         For     Against   Abstain   Non-Votes
      3,615,461  222,741   332,137   1,001,628

Pledging of assets

                                      Broker
         For     Against   Abstain   Non-Votes
      3,617,647  220,555   332,137   1,001,628

Purchases of securities

                                      Broker
         For     Against   Abstain   Non-Votes
      3,625,419  212,783   332,137   1,001,628

Purchases of options and warrants

                                      Broker
         For     Against   Abstain   Non-Votes
      3,622,230  215,972   332,137   1,001,628


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